Exhibit 99.1

[PFIZER LOGO]

For immediate release:	Media Contacts:
September 3, 2015	Joan Campion
(212) 733-2798

Investor Contact:
Chuck Triano
(212) 733-3901

Pfizer Completes Acquisition of Hospira

  Creates a leading Global Established Pharmaceutical (GEP) Business
  Expected to be immediately accretive to adjusted diluted EPS(1) upon closing; $0.10-$0.12 accretion to adjusted diluted EPS expected in first full year after close with additional accretion anticipated thereafter

NEW YORK, N.Y., September 3 - Pfizer Inc. (NYSE: PFE) today announced that it has completed its acquisition of Hospira, Inc.

"We are pleased that Hospira, the world’s leading provider of injectable drugs and infusion technologies and a global leader in biosimilars, is now part of Pfizer.  We want to welcome our new Hospira colleagues to Pfizer.  We are excited to add their talents and proud of the shared commitment of all Pfizer colleagues to serving patients worldwide," said Ian Read, chairman and chief executive officer, Pfizer.  "We believe that through this transaction, we’ve created value for our shareholders by delivering incremental revenue and expected EPS growth in the near-term by strengthening our GEP business and positioning it for future growth."

Pfizer’s GEP business now has a leadership position in the large and growing sterile injectables category, with a robust portfolio of both generic and branded products. The global market for generic sterile injectables is estimated to be $70 billion in 2020.  In addition, GEP has significantly advanced its biosimilars business with a broadened portfolio of marketed products and pipeline assets, which will benefit from Pfizer’s best-in-class capabilities in monoclonal antibody development and manufacturing.  The global market for biosimilars is estimated to be approximately $20 billion in 2020.  The industry-leading medication management systems business, which is now part of GEP, is a complementary business that benefits patients and healthcare systems through improved accuracy and productivity in clinical care.  Pfizer is now poised to use its commercial capabilities, global scale, scientific expertise and manufacturing prowess, which now includes two of the largest sterile injectable manufacturing facilities in the world, to maximize the global potential of its enhanced GEP portfolio of sterile injectables, biosimilars and medication management systems.

"Pfizer and Hospira are now one unified team providing patients with access to one of the broadest and most diverse portfolios of difficult-to-manufacture, life-saving sterile injectable products in the industry.  Together, we are also a leading global biosimilars company with a robust pipeline, best-in-class development capabilities and extensive real-world commercialization experience.  We can also deliver novel capabilities through our medication management systems business," said John Young, group president, Global Established Pharmaceutical business.  "By increasing the number and availability of high-quality generic injectable drugs and biosimilars that we offer our customers, we are strengthening our commitment to improving the health and quality of life of patients around the world with high quality medicines across key therapeutic areas."

Pfizer continues to expect the transaction to be immediately accretive to adjusted diluted EPS(1) upon closing, and accretive by $0.10 - $0.12 per share in the first full year after the close, with additional accretion anticipated thereafter.  In addition, Pfizer expects the transaction will deliver $800 million in annual cost synergies by 2018. Pfizer intends to update its 2015 financial guidance in the coming weeks to incorporate Hospira. The guidance will reflect the anticipated contribution from Hospira operations from the time of the completion of the Hospira merger to Pfizer's fiscal year end, which is November 30, 2015 for Pfizer’s international fiscal year and December 31, 2015 for Pfizer’s U.S. fiscal year.

Hospira, Inc. is now a subsidiary of Pfizer Inc.  The combination of local Pfizer and Hospira entities may be pending in various jurisdictions and integration is subject to completion of various local legal and regulatory steps.

Information for Hospira Shareholders
On September 3, 2015, Hospira’s common stock ceased trading on the New York Stock Exchange, and former Hospira shareholders became entitled to receive the per share merger consideration of $90 in cash (without interest and less any applicable withholding taxes) for each share of Hospira common stock they owned as of September 3, 2015.

For Hospira registered shareholders, Pfizer has appointed Computershare Trust Company N.A. as paying agent for payment of the merger consideration.  Information concerning the exchange of Hospira shares for the per share merger consideration is being mailed to Hospira registered shareholders, outlining the steps to be taken to obtain the merger consideration.  Registered shareholders do not need to take any action regarding their shares until contacted by the paying agent.  For additional information, please contact Computershare Trust Company, N.A. at 1-800-546-5141 (within the U.S., its territories and Canada) or +1-781-575-2765 (outside the U.S., its territories and Canada).  Hospira shareholders who own shares through a bank, brokerage firm or other nominee (in “street name”), should contact their bank, broker or nominee for further information about receiving the merger consideration.

Pfizer Inc.: Working together for a healthier world™
At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives.  We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products.  Our global portfolio includes medicines and vaccines as well as many of the world's best-known consumer health care products.  Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time.  Consistent with our responsibility as one of the world's premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world.  For more than 150 years, Pfizer has worked to make a difference for all who rely on us.  To learn more, please visit us at www.pfizer.com.

DISCLOSURE NOTICE: The information contained in this release is as of September 3, 2015. Pfizer assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information related to Pfizer and the acquisition of Hospira by Pfizer that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this release include, among other things, those about the potential benefits of the acquisition, anticipated synergies, accretion and growth, the combined company's plans and prospects, the financial condition, results of operations and business of Pfizer and anticipated industry growth rates. Risks and uncertainties include, among other things, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that expected synergies will not be realized or will not be realized within the expected time frame; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange or interest rates; changes in tax laws, regulations, rates and policies; the uncertainties inherent in research and development; and competitive developments.

A further description of risks and uncertainties relating to Pfizer can be found in Pfizer's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including in the sections thereof captioned "Risk Factors" and "Forward-Looking Information and Factors That May Affect Future Results," as well as in its subsequent reports on Form 10-Q and Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.pfizer.com.

(1)Adjusted diluted EPS is defined as reported U.S. GAAP diluted EPS excluding purchase accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. We believe that investors’ understanding of our performance is enhanced by disclosing this measure.  The Adjusted diluted EPS measure is not, and should not be viewed as, a substitute for U.S. GAAP net income and its components and diluted EPS.

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